UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2021
_____________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)
_______________________________________________________________________

Delaware (State of Incorporation)	1-6227 (Commission File Number)	42-0823980 (I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, IA 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share Preferred Stock Purchase Rights	LEE LEE	The Nasdaq Global Select Market The Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Compensatory Arrangements of Certain Officers

On December 7, 2021, the Executive Compensation Committee (“ECC”) of the Board of Directors of Lee Enterprises, Incorporated (the “Company”) unanimously approved the following compensation adjustments to certain named executive officers of the Company (collectively, “Compensation Adjustments”).  In accordance with the ECC’s action and effective January 1, 2022, Chief Financial Officer Timothy Millage’s base salary will be adjusted to $525,000, and Operating Vice President and Vice President of Consumer Sales and Marketing Nathan Bekke’s base salary will be adjusted to $510,000.

The Compensation Adjustments were based on and supported by the report and recommendations of Korn Ferry, the Committee’s independent compensation consultant, which the Committee engaged in August 2021 to conduct a comprehensive pay program assessment for the Company’s top executive positions relative to reference points that align with the Company’s roles, industry and trajectory (the “Korn Ferry report”).  The Korn Ferry report took into account a number of factors, including but not limited to, external market competitiveness and internal equity, as well as recommendations of the Company’s Chief Executive Officer, Kevin Mowbray, based on his assessment of individual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 13, 2021	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer

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